SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CORDOVA SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
______________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:_______________.

2.	Aggregate number of securities to which transaction applies:_______________.

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________________.

4.	Proposed maximum aggregate value of transaction: .

5.	Total fee paid: .

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid: $__________.
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3. Filing Party: _______________________.
4. Date Filed:_________________.

CORDOVA SCIENCES, INC.

NOTICE OF SOLICITATION OF WRITTEN CONSENT OF STOCKHOLDERS TO ACTION WITHOUT MEETING

To The Stockholders of Cordova Sciences, Inc.

The Board of Directors of Cordova Sciences, Inc., a Delaware corporation, is seeking the written consent to action without meeting of our stockholders to approve the following action:

•	to amend our Certificate of Incorporation to change our name to “Tikvah Therapeutics International, Inc.”

This matter is more fully described in the attached information statement.

The Board of Directors has fixed the close of business on October __, 2007 as the record date for the determination of stockholders entitled to notice of and to act by written consent. Please sign, date and return the enclosed consent as promptly as possible in the enclosed postage-prepaid envelope.

Our information statement and a form of written consent are included.

IMPORTANT - THE FORM OF WRITTEN CONSENT IS ENCLOSED

PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED WRITTEN CONSENT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

Timothy M. Hofer, Secretary

New York, New York
November __, 2007

CORDOVA SCIENCES, INC.

INFORMATION STATEMENT

SOLICITATION OF WRITTEN CONSENT OF STOCKHOLDERS TO ACTION WITHOUT MEETING
November ___, 2007

INFORMATION CONCERNING SOLICITATION AND WRITTEN CONSENT

The enclosed form of written consent is solicited by the Board of Directors of Cordova Sciences, Inc., a Delaware corporation. We will bear the cost of soliciting written consents. In addition to solicitation of written consent by mail, employees of our company, without extra pay, might solicit written consents personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding consent solicitation materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is c/o Paramount BioSciences, Inc., 787 Seventh Avenue, 48th Floor, New York, New York 10019. Copies of this information statement and accompanying written consent were mailed to stockholders on or about November __, 2007.

Consent to Action Without Meeting by Written Consent

When the enclosed written consent is properly executed and returned, the shares held by the stockholder executing the written consent will have approved the following matter:

(1)	Amending our Certificate of Incorporation to change our name to “Tikvah Therapeutics International, Inc.”

Record Date

Only the holders of record of our common stock at the close of business on the record date, October __, 2007, are entitled to notice of and to act by written consent. On the record date, 125,000 shares of our common stock were outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

ACTION TO BE APPROVED BY WRITTENCONSENT -
APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE OUR COMPANY'S NAME

On October ___, 2007, the Board authorized an amendment to our Certificate of Incorporation changing our name to “Tikvah Therapeutics International, Inc.” The Board also recommended that the proposed amendment be submitted to our stockholders for action by written consent. To effect the name change, the Certificate of Incorporation would be amended by deleting the text of the first Article in its entirety and inserting the following in lieu thereof:

“FIRST: The name of this corporation (herein called the "Corporation") shall be: “Tikvah Therapeutics International, Inc.”

  The Board is recommending the proposed change so that our name will reflect the acquisition of an existing operating company, Tikvah Therapeutics, Inc., a Delaware corporation, with whom we have entered into an Agreement and Plan of Merger dated September 24, 2007, whereby Tikvah Therapeutics will merge with and into our wholly owned subsidiary, Cordova Acquisition Corp., with Tikvah Therapeutics as the surviving entity. We reported the execution of the merger agreement in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on September 27, 2007. The change of our name will appropriately reflect the new nature of our company after the completion of the merger. The amendment of our Certificate of Incorporation to change our name will not be effected unless and until the merger is completed.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date for this meeting will be required to approve this proposal. Consequently, stockholders holding a majority of the outstanding shares of our common stock on the record date must execute the written consent for the action to be approved.

If the proposal is approved, we will promptly make appropriate filings in the State of Delaware and take any other actions necessary to implement the name change.

The name change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any certificates presently held by them.

The Board of Directors has unanimously approved and recommends that stockholders approve the amendment of our Certificate of Incorporation to effect the proposed name change by executing the enclosed written consent.

OTHER INFORMATION

Principal Stockholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of October __, 2007 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each executive officer, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal stockholders and from Schedules 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after the record date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Applicable percentages are based on 125,000 shares outstanding on the record date. Except as listed otherwise, the address of each listed stockholder is c/o Paramount BioSciences, Inc., 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership
Lindsay A. Rosenwald, M.D.	121,205	97%
All Officers and Directors as a group	0	0%

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at an annual meeting of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws.

Under SEC rules, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2008 annual meeting of stockholders, it must be delivered to our Corporate Secretary at our principal executive offices within a reasonable time before we begin to print and mail our proxy materials for the 2008 annual meeting. We have not established what the date for the 2008 annual meeting of stockholders will be or if, in fact, we will hold such a meeting.

THE BOARD OF DIRECTORS

Dated: November ___, 2007

ACTION BY WRITTEN CONSENT OF
THE STOCKHOLDERS
OF
CORDOVA SCIENCES, INC.

The undersigned stockholder of Cordova Sciences, Inc. a Delaware corporation (the “Corporation”), hereby consents to the adoption of the following resolutions pursuant to Section 228(a) of the Delaware General Corporation Law and the Corporation’s Bylaws, effective for all purposes as of the date on which holders of a majority of the outstanding shares of common stock of the Corporation on October __, 2007 execute this consent.

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

WHEREAS: The Corporation’s Board of Directors (the “Board”) has deemed it desirable and in the best interests of the Corporation and its stockholders to amend the Corporation’s Certificate of Incorporation to change the name of the Corporation to “Tikvah Therapeutics International, Inc.”

RESOLVED: That the Corporation’s Certificate of Incorporation be amended by deleting the text of the first Article in its entirety and inserting the following in lieu thereof:

“FIRST: The name of this corporation (herein called the "Corporation") shall be: “Tikvah Therapeutics International, Inc.”

RESOLVED FURTHER: That the amendment will not be effected unless and until the proposed merger of the Corporation’s wholly owned subsidiary, Cordova Acquisition Corp., with and into Tikvah Therapeutics, Inc. is completed pursuant to that Agreement and Plan of Merger dated September 24, 2007 by and among the Corporation, Cordova Acquisition Corp. and Tikvah Therapeutics, Inc.

RESOLVED FURTHER: That the appropriate officers of the Corporation are hereby authorized and directed to execute and deliver such documents and to take any and all other such action as may be necessary or advisable to accomplish the intent and purposes of these resolutions.

IN WITNESS WHEREOF, the undersigned does hereby consent that this document be filed with the minutes of the Corporation, and that the actions set forth in the foregoing resolutions shall have the same force and effect as if taken at a duly constituted meeting of the stockholders of the Corporation as indicated by the signature hereto.

STOCKHOLDER (if an individual):

Name:

STOCKHOLDER (if a corporation or other entity):

By:
Name:
Title:

Date: ______________, 2007